STOCK GRANT AGREEMENT

THIS AGREEMENT is made as of June 28, 2012, between DIONICS, INC., a Delaware corporation (the “Company”), and DAVID M. KAYE, an individual (the “Holder”), who is a partner of the law firm of Kaye Cooper Fiore Kay & Rosenberg, LLP (the “Firm”).

THE PARTIES AGREE AS FOLLOWS:

1.           Stock Grant.  The Company hereby grants to the Holder the number of restricted shares of Common Stock (the “Shares”) of the Company, all as set forth below:

Date of Grant:	June 28, 2012

Total Number of Restricted Shares Granted:	250,000

The Shares granted to the Holder hereunder refer to and include all of the shares issued to the Holder pursuant to this Agreement, and to all securities received in addition thereto or in replacement thereof, pursuant to or in consequence of any stock dividend or split, recapitalization, merger, consolidation, spin-off, reorganization, combination or exchange of shares or other similar corporate change.

2.           Consideration.  The Company and the Holder agree that the Shares being granted hereunder are being granted as consideration for the services rendered by the Firm.  The parties agree that, in connection with the grant hereunder, the Holder shall cause the Firm to credit the Company the amount of $12,500.00 on its statements for its services.  In connection therewith, the parties acknowledge that the Company has received from the Firm a full performance of the services for which the Shares are being granted.

3.           Representations of the Holder.  The Holder represents and warrants to the Company as follows:

(a)           Investor Status.  Holder represents that the Holder (i) is able to bear the economic risks of his investment in the Shares and to afford the complete loss of the investment; and (ii) has a pre-existing personal or business relationship with either the Company or any affiliate thereof of such duration and nature as would enable a reasonably prudent investor to be aware of the character, business acumen and general business and financial circumstances of the Company or such affiliate, or by reason of his business or financial experience or the business or financial experience of his professional advisors who are unaffiliated with and who are not compensated by the Company or any affiliate or selling agent of the Company, directly or indirectly, could be reasonably assumed to have the capacity to protect his own interests in connection with the investment, and is otherwise personally qualified to evaluate and assess the risks, nature and other aspects of the investment.  Holder  understands that the Shares are being offered to him in reliance upon specific  exemptions from the registration requirements  of United States federal and state  securities laws and that Company is relying upon the truth and accuracy of, and  Holder’s  compliance with, the representations, warranties, agreements, acknowledgments and understandings of Holder  set  forth  herein  in  order  to  determine  the  availability  of such exemptions and the eligibility of Holder to receive the Shares.

(b)           Investment Experience; Suitability.  Holder is familiar with the type of risks inherent in the acquisition of securities such as the Shares and Holder’s financial position is such that he can afford to retain the Shares for an indefinite period of time without realizing any direct or indirect cash return on his investment.

(c)           Investment Purpose.  Holder represents that the Shares are being issued to the Holder for his own account, for investment purposes only and not for distribution or resale to others in contravention of the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”).  Holder agrees that he will not sell or otherwise  transfer the Shares being  issued to him unless such shares are  registered under the  Securities  Act or  unless an  exemption  from such  registration  is available.

(d)           Restricted Securities.  The Holder is aware that the Shares are and will be, when issued, “restricted securities” as that term is defined in Rule 144 of the general rules and regulations under the Securities Act.  The Holder understands that any and all certificates representing the Shares and any and all securities issued in replacement thereof or in exchange therefor shall bear the following legend, or one substantially similar thereto, which the Holder has read and understands:

“The securities represented by this certificate have not been registered under the Securities Act of 1933. The securities have been acquired for investment and may not be sold, transferred or assigned in the absence of an effective registration statement for these securities under the Securities Act of 1933 or an opinion of the Company’s counsel that registration is not required under said Act.”

(e)           Information.  Holder and his advisors, if any, have been furnished with all materials relating to the business, finances and operations of Company and materials relating to the offer and sale of the Shares which have been requested by Holder or his advisors. Holder and his advisors, if any, have been afforded the opportunity to ask questions of the Company.  Holder understands that the investment in the Shares involves a significant degree of risk.  Holder represents that the issuance of the Shares is not being accomplished by the publication of any advertisement.

4.           Miscellaneous.  This Agreement sets forth the complete agreement of the parties concerning the subject matter hereof, superseding all prior agreements, negotiations and understandings.  This Agreement will be governed by the substantive law of the State of Delaware, and may be executed in counterparts.  A signed copy of this Agreement which is received via facsimile or other electronic transmission shall be given the same effect for all purposes, as if it was an original.

The parties hereby have entered into this Agreement as of the date set forth above.

DIONICS, INC.		HOLDER

By:	/s/ Bernard L. Kravitz	David M. Kaye
Name:	Bernard L. Kravitz	Print Name
Title:	President
/s/ David M. Kaye
Signature

639 Knollwood Terrace
Address

Westfield, New Jersey 07090